Exhibit 99.1

August 2, 2017

Beacon Roofing Supply Reports Third Quarter 2017 Results

•	Record third quarter sales of $1.21 billion (5.3% growth year-over-year)

•	Third quarter EPS of $0.73 ($0.84 Adjusted) vs. $0.68 ($0.77 Adjusted) in the prior year

•	Net income improved to $44.7 million in third quarter 2017 from $41.1 in 2016

•	Third quarter Adjusted EBITDA grew 9.5% to $120.0 million or 9.9% of sales

•	Completed five acquisitions totaling 23 branches (including Lowry’s in Q3), and opened 4 greenfield locations this fiscal year

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (NASDAQ: BECN) announced results today for its third quarter ended June 30, 2017 and nine months ended June 30, 2017 of the fiscal year ending September 30, 2017 (“2017” or “Fiscal 2017”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “Record sales and EPS highlighted our solid third quarter results. Existing residential roofing sales produced a thirteenth consecutive quarter of year-to-year gains, exhibiting great consistency. Our complementary products business posted strong 6.3% existing market growth, reflecting the healthy residential market and our focus on expanding complementary product offerings across our entire footprint. Overall existing market sales growth was encouraging when viewed against the significant rain disruptions in the Eastern U.S., consecutive mild winters lessening demand across Northern markets, and the challenging comparison to last year’s Q3. Despite the demand pressures, gross margins improved meaningfully on a sequential basis and remained solid in the quarter, which is encouraging for Q4. We have been pleased to see our pricing show increased signs of stabilization, which is on target with our previous expectations. Our operating cost leverage highlights continued focus on tight expense control, even as we invest in key initiatives across the company. As I look ahead to Q4, I believe that Beacon is well positioned for a strong fourth quarter and delivery of another year of great performance and earnings for our shareholders.”

Third Quarter

Total sales increased 5.3% to a third quarter record of $1.21 billion in third quarter 2017, from $1.15 billion in 2016. Residential roofing product sales increased 8.3%, non-residential roofing product sales declined 4.7%, and complementary product sales increased 15.7% over the prior year. Existing markets same day sales, excluding acquisitions, increased 2.2% for the quarter. The third quarter 2017 had an identical number of business days as the year ago period (64 vs. 64 days).

Net income for the third quarter was $44.7 million, compared to $41.1 million in 2016. Third quarter EPS was $0.73, compared to $0.68 in 2016. Adjusted Net Income, after removing the impact of certain non-recurring costs related to acquisitions, was $51.4 million in the third quarter 2017, compared to $46.6 million in 2016. Third quarter Adjusted EPS was $0.84 (see included financial tables for a reconciliation of “Adjusted”), compared to $0.77 in 2016. Third quarter results were positively impacted by sustained strength in residential roofing, strong complementary products demand and attractive operating cost leverage. Operating performance was negatively impacted by a sales decline in non-residential roofing.

Nine Months

Total sales increased 4.5% to a nine-month record of $3.09 billion in 2017, from $2.95 billion in 2016. Residential roofing product sales increased 8.2%, non-residential roofing product sales decreased 8.1%, and complementary product sales increased 20.4% over the prior year. Existing market same day sales, excluding acquisitions, increased 1.3% year to date. The nine months of Fiscal 2017 and 2016 had 189 and 190 business days, respectively.

Net income for the nine months was $55.7 million, compared to $42.5 million in 2016. The nine-month EPS was $0.91, compared to $0.71 in 2016. Adjusted Net Income, after removing certain non-recurring costs related to acquisitions, was $75.8 million year to date, compared to $72.9 million in 2016. The nine-month Adjusted EPS was $1.24 (see included financial tables for a reconciliation of “Adjusted”) compared to $1.21 in 2016. The net income for the nine months was positively impacted by existing market growth in residential roofing and complementary products, and operating margin expansion. Results were negatively impacted by a sales decrease in non-residential roofing.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Third Quarter 2017 Earnings Results Webcast and Conference Call

When:	Wednesday, August 2, 2017

Time:	5:00 p.m. ET

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063, Conf. ID #59356720

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. start time.

Forward-Looking Statements:

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 385 branches throughout 48 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.

Joseph Nowicki, Executive VP & CFO

571-323-3940

JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2017[1]	% of Net Sales	2016[2]	% of Net Sales	2017[1]	% of Net Sales	2016[2]	% of Net Sales
Net sales	$1,213,894	100.0%	$1,152,726	100.0%	$3,086,802	100.0%	$2,952,743	100.0%
Cost of products sold	916,140	75.5%	870,651	75.5%	2,333,504	75.6%	2,241,716	75.9%

Gross profit	297,754	24.5%	282,075	24.5%	753,298	24.4%	711,027	24.1%
Operating expense	212,883	17.5%	203,696	17.7%	624,526	20.2%	601,921	20.4%

Income from operations	84,871	7.0%	78,379	6.8%	128,772	4.2%	109,106	3.7%
Interest expense, financing costs, and other	13,397	1.1%	12,226	1.1%	39,239	1.3%	41,508	1.4%

Income before provision for income taxes	71,474	5.9%	66,153	5.7%	89,533	2.9%	67,598	2.3%
Provision for income taxes	26,815	2.2%	25,027	2.2%	33,800	1.1%	25,073	0.8%

Net income	$44,659	3.7%	$41,126	3.5%	$55,733	1.8%	$42,525	1.5%

Weighted-average common stock outstanding:
Basic	60,311,923		59,615,121		60,131,546		59,293,500
Diluted	61,350,843		60,619,809		61,163,591		60,276,695

Net income per share:
Basic	$0.74		$0.69		$0.93		$0.72
Diluted	$0.73		$0.68		$0.91		$0.71

¹	The third quarter 2017 operating results include $2.0 million ($1.2 million, net of taxes) of non-recurring charges, $7.9 million ($4.9 million, net of taxes) of additional amortization for acquired intangibles, and $1.1 million ($0.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in fiscal years 2016 and 2017. For the nine months ended June 30, 2017 operating results include $4.7 million ($2.9 million, net of taxes) of non-recurring charges, $23.7 million ($14.6 million, net of taxes) of additional amortization for acquired intangibles, and $4.3 million ($2.6 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in fiscal years 2016 and 2017. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

²	The third quarter 2016 operating results include $2.2 million ($1.5 million, net of taxes) of non-recurring charges, $5.7 million ($3.6 million, net of taxes) of additional amortization for acquired intangibles, and $0.4 million ($0.3 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in fiscal year 2016. For the nine months ended June 30, 2016 operating results include $27.6 million ($16.7 million, net of taxes) of non-recurring charges, $17.1 million ($10.4 million, net of taxes) of additional amortization for acquired intangibles, and $5.5 million ($3.3 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions completed in fiscal year 2016. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	June 30,	September 30,	June 30, 2016
	2017	2016
Assets
Current assets
Cash and cash equivalents	$33,055	$31,386	$36,536
Accounts receivable, net	670,977	626,965	640,101
Inventories	641,425	480,736	620,908
Prepaid expenses and other current assets	221,477	163,103	205,073

Total current assets	1,566,934	1,302,190	1,502,618

Property and equipment, net	156,951	148,569	153,389
Goodwill	1,256,014	1,197,565	1,200,206
Intangibles, net	442,962	464,024	477,250
Other assets, net	1,511	1,511	1,430

Total Assets	$3,424,372	$3,113,859	$3,334,893

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$387,579	$360,915	$563,332
Accrued expenses	280,315	161,113	205,412
Current portion of long-term obligations	13,762	14,811	12,605

Total current liabilities	681,656	536,839	781,349

Borrowings under revolving lines of credit, net	449,615	359,661	416,207
Long-term debt, net	721,685	722,929	721,630
Deferred income taxes, net	142,116	135,482	106,337
Long-term obligations under equipment financing and other, net	28,412	35,121	39,720

Total liabilities	2,023,484	1,790,032	2,065,243

Commitments and contingencies

Stockholders’ equity:
Common stock	603	598	597
Undesignated preferred stock	-	-	-
Additional paid-in capital	714,608	694,564	686,943
Retained earnings	703,055	647,322	599,930
Accumulated other comprehensive loss	(17,378)	(18,657)	(17,820)

Total stockholders’ equity	1,400,888	1,323,827	1,269,650

Total Liabilities and Stockholders’ Equity	$3,424,372	$3,113,859	$3,334,893

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended June 30,
	2017	2016
Operating activities:
Net income	$55,733	$42,525
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86,238	73,027
Stock-based compensation	11,227	14,070
Certain interest expense and other financing costs	3,989	5,113
Gain on sale of fixed assets	(726)	(838)
Deferred income taxes	6,625	1,460
Other, net	-	(359)
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(28,309)	(43,060)
Inventories	(141,942)	(96,363)
Prepaid expenses and other assets	(55,973)	(56,764)
Accounts payable and accrued expenses	137,290	135,548

Net cash provided by operating activities	74,152	74,359

Investing activities:
Purchases of property and equipment	(31,882)	(21,553)
Acquisition of businesses	(128,533)	(1,018,658)
Proceeds from sales of assets	1,839	969

Net cash used in investing activities	(158,576)	(1,039,242)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	88,357	403,052
Borrowings under term loan, net of repayments	(3,375)	261,000
Borrowings under Senior Notes	-	300,000
Borrowings under equipment financing facilities and other, net of repayments	(7,759)	(3,847)
Payment of deferred financing costs	-	(27,813)
Proceeds from exercise of options	9,994	20,213
Taxes paid related to net share settlement of equity awards	(1,172)	-
Excess tax benefit from stock-based compensation	-	4,024

Net cash provided by financing activities	86,045	956,629

Effect of exchange rate changes on cash	48	(871)

Net increase (decrease) in cash and cash equivalents	1,669	(9,125)
Cash and cash equivalents, beginning of period	31,386	45,661

Cash and cash equivalents, end of period	$33,055	$36,536

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$669,437	55.1%	$618,365	53.6%	$51,072	8.3%
Non-residential roofing products	344,792	28.4%	361,790	31.4%	(16,998)	-4.7%
Complementary building products	199,665	16.5%	172,571	15.0%	27,094	15.7%

	$1,213,894	100.0%	$1,152,726	100.0%	$61,168	5.3%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$651,648	56.0%	$617,873	54.2%	$33,775	5.5%
Non-residential roofing products	340,245	29.2%	359,440	31.6%	(19,195)	-5.3%
Complementary building products	172,070	14.8%	161,827	14.2%	10,243	6.3%

	$1,163,963	100.0%	$1,139,140	100.0%	$24,823	2.2%

Existing Market[1] Sales By Business Day[2]
	Three Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$10,182	56.0%	$9,654	54.2%	$528	5.5%
Non-residential roofing products	5,316	29.2%	5,616	31.6%	(300)	-5.3%
Complementary building products	2,689	14.8%	2,529	14.2%	160	6.3%

	$18,187	100.0%	$17,799	100.0%	$388	2.2%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the third quarter of fiscal year 2017.
[2]	There were 64 business days in each of the quarters ended June 30, 2017 and 2016.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(Dollars in thousands)

Consolidated Sales by Product Line
	Nine Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,682,387	54.5%	$1,554,717	52.6%	$127,670	8.2%
Non-residential roofing products	900,689	29.2%	979,580	33.2%	(78,891)	-8.1%
Complementary building products	503,726	16.3%	418,446	14.2%	85,280	20.4%

	$3,086,802	100.0%	$2,952,743	100.0%	$134,059	4.5%

Consolidated Sales by Product Line for Existing Markets[1]
	Nine Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,621,546	55.9%	$1,533,170	53.2%	$88,376	5.8%
Non-residential roofing products	889,264	30.7%	971,938	33.8%	(82,674)	-8.5%
Complementary building products	388,932	13.4%	372,895	13.0%	16,037	4.3%

	$2,899,742	100.0%	$2,878,003	100.0%	$21,739	0.8%

Existing Market[1] Sales By Business Day[2]
	Nine Months Ended June 30,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,580	55.9%	$8,069	53.2%	$511	6.3%
Non-residential roofing products	4,705	30.7%	5,115	33.8%	(410)	-8.0%
Complementary building products	2,058	13.4%	1,963	13.0%	95	4.8%

	$15,343	100.0%	$15,147	100.0%	$196	1.3%

¹	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2017.
[2]	There were 189 and 190 business days for the nine months ended June 30, 2017 and 2016, respectively.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands except per share amounts)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2017		2016		2017		2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income	$44,659	$0.73	$41,126	$0.68	$55,733	$0.91	$42,525	$0.71
Company adjustments, net of income taxes:
Acquisition costs[2]	6,761	0.11	5,444	0.09	20,075	0.33	30,405	0.50

Adjusted Net Income (Loss)	$51,420	$0.84	$46,570	$0.77	$75,808	$1.24	$72,930	$1.21

¹	Adjusted Net Income (Loss) is defined as net income excluding non-recurring costs and the incremental amortization of intangibles related to acquisitions completed in fiscal years 2016 and 2017. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or “Adjusted EPS” is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts).

[2]	Acquisition costs reflect total non-recurring charges and the incremental amortization of intangibles related to acquisitions completed in fiscal years 2016 and 2017, net of $4.2 million and $2.9 million in tax for the three months ended June 30, 2017 and 2016, respectively and net of $12.6 million and $19.8 million in tax for the nine months ended June 30, 2017 and 2016, respectively.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Net income	$44,659	$41,126	$55,733	$42,525

Acquisition costs[2]	1,971	2,157	4,715	23,310
Interest expense, net	13,614	12,508	40,098	41,836
Income taxes	26,815	25,027	33,800	25,073
Depreciation and amortization	29,283	25,375	86,238	73,019
Stock-based compensation	3,653	3,374	11,227	14,070

Adjusted EBITDA	$119,995	$109,567	$231,811	$219,833

Adjusted EBITDA as a % of net sales	9.9%	9.5%	7.5%	7.4%

¹	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation, and non-recurring acquisition costs from acquisitions completed in fiscal years 2016 and 2017. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

[2]	Acquisition costs reflect all non-recurring charges related to acquisitions completed in fiscal years 2016 and 2017 (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.